EX-99.CODE ETH

POLEN CREDIT OPPORTUNITIES FUND

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND

FINANCIAL OFFICERS

I.	Covered Officers/Purpose of the Code

This code of ethics (the “Code”) applies to the President and Treasurer (the “Covered Officers” each of whom are set forth in Exhibit A) of Polen Credit Opportunities Fund (the “Fund”) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Fund;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.	Covered Officers Honest and Ethical Conduct and Ethically Handling Actual and Apparent Conflicts of Interest

Overview. The Covered Officers shall conduct their activities on behalf of the Fund in an honest and ethical manner. A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (the “1940 Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” (as defined in Section 2(a)(3) of the 1940 Act) of the Fund. The compliance programs and procedures of the Fund and the covered service providers under Rule 38a-1 of the 1940 Act (“Service Providers”) are designed to prevent, or identify and correct, violations of these provisions. The Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of the Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship among the Fund and the Service Providers. As a result, the Code recognizes that the Covered Officers will, in the normal course of their duties, be involved in establishing policies and implementing decisions that will have different effects on Service Providers and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship among the Fund and the investment adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the 1940 Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Fund’s Board of Trustees (“Board”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the 1940 Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interests of a Covered Officer should not be placed improperly before the interests of the Fund.

*       *       *       *

Each Covered Officer must not:

•

use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund.

•	cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund; and

•

use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

There are some conflict of interest situations that should be reviewed by the Fund’s legal counsel, if material. Examples of these include, but are not limited to:

•	service as a director on the board of any public or private company;

•	receipt of gifts, in excess of reasonable or business-appropriate;

•	the receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•	any ownership interest in, or any consulting or employment relationship with, any of the Service Providers or any affiliated person thereof; and

•

a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.	Disclosure and Compliance

•	Each Covered Officer should be familiar with the disclosure requirements generally applicable to the Fund;

•

each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to other persons, whether within or outside the Fund, including to the Fund’s Board and independent auditor, and to government regulators and self-regulatory organizations;

•

each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Fund and the Service Providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

•	it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.	Reporting and Accountability

Each Covered Officer must:

•

upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he or she has received, read, and understands the Code (See Exhibit B for a form of affirmation);

•	annually affirm to the Board that he or she has complied with the requirements of the Code and report on the Covered Officer’s affiliations and relationships (see Exhibit C for a form of affirmation);

•	not retaliate against any other Covered Officer or any employee of the Fund or its affiliated persons for reports of potential violations that are made in good faith; and

•	notify the Fund’s legal counsel promptly if he knows of any violation of the Code. Failure to do so is itself a violation of the Code.

The Fund’s legal counsel is responsible for applying the Code to specific situations in which questions are presented under the Code. The Fund’s legal counsel also has the authority to interpret the Code in any particular situation. However, any approvals or waivers sought by a Covered Officer will be considered by the independent trustees on the Board.

The Fund will follow these procedures in investigating and enforcing the Code:

•	the Fund’s legal counsel will take all appropriate action to investigate any potential violations reported to such counsel;

•	if, after such investigation, the Fund’s legal counsel believes that no violation has occurred, such counsel is not required to take any further action;

•	any matter that the Fund’s legal counsel believes is a violation will be reported to the Board;

•

The Board will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of a Service Provider or its board; or a recommendation to dismiss the Covered Officer;

•	the Board will be responsible for granting waivers, as appropriate; and

•	any changes to or waivers of the Code will, to the extent required, be disclosed as provided by SEC rules.

V.	Other Policies and Procedures

The Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund or the Service Providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to the Code, they are superseded by the Code to the extent that they overlap or conflict with the provisions of the Code. The Fund’s and the Service Providers’ codes of ethics under Rule 17j-1 under the 1940 Act and the Service Provider’s more detailed policies and procedures are separate requirements applying to the Covered Officers and others and are not part of the Code.

VI.	Amendments

Any amendments to the Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.

VII.	Confidentiality

All reports and records prepared or maintained pursuant to the Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or the Code, such matters shall not be disclosed to anyone other than the Board, the Fund’s legal counsel and the Service Providers, as appropriate.

VIII.	Internal Use

The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

Adopted as of June 9, 2023.

EXHIBIT A

COVERED OFFICERS UNDER CODE OF ETHICS

Name	Title
Joel L. Weiss	President
Christine Catanzaro	Treasurer

EXHIBIT B

POLEN CREDIT OPPORTUNITIES FUND

PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS CODE OF ETHICS

INITIAL CERTIFICATION

Certification of Compliance with the Principal Executive and Financial Officers Code of Ethics: under the Principal Executive and Financial Officers Code of Ethics (“Code”) of the Polen Credit Opportunities Fund (the “Fund”), the President and Treasurer of the Fund are each deemed to be a “Covered Officer.” Covered Officers are subject to the Code and, upon becoming a Covered Officer, must certify that they have received, read and understand the Code.

You must respond to the following questions and then submit this form upon completion to the Fund’s Chief Compliance Officer, or his/her delegate. The Code has been attached to this Initial Certification for your reference.

I hereby certify and understand that I am a Covered Officer under the Code.	Yes ☐ No ☐
I have received, read and understand the Code and I recognize that I am subject to the requirements of the Code.	Yes ☐ No ☐

Please note any exceptions to the above statements:

Signature:	Date:

Print Name:

Title:

EXHIBIT C

POLEN CREDIT OPPORTUNITIES FUND

PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS CODE OF ETHICS

ANNUAL CERTIFICATION

Certification of Compliance with the Principal Executive and Financial Officers Code of Ethics: under the Principal Executive and Financial Officers Code of Ethics (“Code”) of the Polen Credit Opportunities Fund (the “Fund”) the President and Treasurer of the Fund are each deemed to be a “Covered Officer.” Covered Officers are subject to the Code and, on an annual basis, must (i) certify that they have complied with the Code and (ii) report on any affiliations and relationships.

You must respond to the following questions and then submit this form upon completion to the Fund’s Chief Compliance Officer, or his/her delegate. The Code has been attached to this Annual Certification for your reference.

I hereby certify and understand that I am a Covered Officer.	Yes ☐	No ☐
I have read and I understand the Code and I recognize that I am subject to the requirements of the Code.	Yes ☐	No ☐
I agree that I am in compliance with the Code and any related policy statements.	Yes ☐	No ☐
I have disclosed all affiliations and relationships that may give rise to a conflict of interest.	Yes ☐	No ☐

Please note any exceptions to the above statements:

Signature:	Date:

Print Name:

Title: